EXHIBIT 10.2

1847 PARTNERS LLC
590 Madison Avenue, 18th Floor
New York, NY 10022

September 15, 2013

Mr. Ellery Roberts
Chief Executive Officer
And The Board of Directors
1847 Holdings LLC
590 Madison Avenue, 18th Floor
New York, NY 10022

Re:	Amendment to Management Services Agreement dated April 15, 2013 (the “MSA”), between 1847 Holdings LLC (“Holdings”) and 1847 Partners LLC (“Partners”).

Gentlemen,

As per our discussion, this letter amends the MSA as set forth below. Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to them in the Agreement.

Holdings shall not pay to Partners the management fee specified in Section 7.1 of the MSA with respect to the business of 1847 Management Services, Inc. and its subsidiaries PPI Management Group, LLC and Christals Management LLC (collectively, “1847 Management”). In lieu of paying Partners such management fee, 1847 Management shall pay Partners directly a flat quarterly fee equal to $43,750 so long as Partners provides the Services to Holdings with respect to 1847 Management. Holdings shall be required to pay the management fee set forth in Section 7.1 of the MSA in connection with all other Services provided to Holdings other than to 1847 Management.

Except as modified by this letter, the Agreement remains unmodified and in full force and effect.

Sincerely,

Ellery W. Roberts
Chief Executive Officer

ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

1847 HOLDINGS LLC		1847 Management Services, Inc.

By:	/s/ Ellery W. Roberts	By:	/s/ Ellery W. Roberts
	Ellery W. Roberts, Manager		Ellery W. Roberts, President